Exhibit 10.1

BROOKTROUT, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

[ ]	[ ]
Number of Shares	Date

Pursuant to its 2001 Stock Option and Incentive Plan (the “Plan”), Brooktrout, Inc. (the “Company”) hereby grants to [                              ] (the “Optionee”) an Option (the “Option”) to purchase, on or prior to [                                 ] (the “Expiration Date”), all or any part of [                         ] shares of Common Stock of the Company, par value $0.01 per share (the “Option Shares”) at a price of $[                       ] per share in accordance with the schedule set forth in Section 1 hereof and subject to the terms and conditions set forth hereinafter and in the Plan. This Option shall be construed in a manner to qualify it as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to the terms of Section 9 below.

1.  Vesting Schedule.  No portion of this Option may be exercised until such portion shall have vested. Except as otherwise set forth herein, and subject to the determination of the Committee (as defined in the Plan) in its sole discretion to accelerate the vesting schedule hereunder, this Option shall be vested and exercisable with respect to the following number of Option Shares and in accordance with the timetable set forth below:

[insert vesting schedule]

Once vested, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.  The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice.  Said notice shall specify the number of shares to be purchased.  No portion of this Option shall be exercisable after the Expiration Date.  The exercise of this Option is subject to the Company’s insider trading policy, as in effect from time to time.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable by the Committee; or (b) by delivery of shares of Common Stock that the Optionee has held for at least six (6) months and that are not then subject to restrictions under any Company plan; or (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) by the Optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to exercise the Option.  Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of the full purchase price therefore and the fulfillment of any other requirements contained in this Agreement, the Plan, or applicable provisions of laws.  If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person, in the name of the executor or administrator of the Optionee’s estate, or in the name of a designated beneficiary.

3. Non-transferability of Option. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity.

4. Termination of Employment.  If the Optionee’s employment with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier expiration as set forth below.

(a)           Termination by Death. If the Optionee’s employment terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable on the date of death, by the Optionee’s legal representative or legatee for a period of one hundred eighty (180) days from the date of death or until the Expiration Date, if earlier.  The Optionee may designate a beneficiary or beneficiaries to exercise this Option or receive any payment under this Option payable on or after the Optionee’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated, or if the designated beneficiaries have predeceased the Optionee, the beneficiary shall be the Optionee’s estate.

(b)           Termination by Reason of Disability.  If the Optionee’s employment terminates by reason of Disability (as defined in Section 22(e)(3) of the Code), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of one (1) year from the date of termination or until the Expiration Date, if earlier.

(c)           Termination for Cause. If the Optionee’s employment is terminated by the Company for Cause, any Option held by the Optionee shall immediately terminate and be of no further force and effect.  For purposes hereof, “Cause” shall mean a vote by the Board of Directors (with respect to officers of the Company) or a determination by the President or Vice President Finance and Operations (with respect to employees other than officers of the Company) that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of Disability) by the Optionee of the Optionee’s duties to the Company.

(d)           Other Termination.  If the Optionee’s employment terminates for any reason other than death, Disability or Cause, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of ninety (90) days from the date of termination or until the Expiration Date, if earlier.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a “termination of employment.”

5. Change of Control.  In connection with a Sale Event (as defined below and in Section 3(c) of the Plan), this Option shall become vested with respect to [              ]% of the unvested Option Shares (and shall therefore be exercisable with respect to such shares in addition to any unexercised Option Shares that had previously vested) immediately before the consummation of such Sale Event, subject to the following provisions, and shall terminate immediately thereafter.  The Optionee shall be permitted, within a specified period of time prior to the consummation of such Sale Event as determined by the Committee, to exercise all exercisable Options held by the Optionee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Section 3(c) of the Plan defines “Sale Event” as (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Common Stock of the Company to an unrelated person or entity.

6. Option Shares. The Option Shares are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in Section 3 of the Plan.

7. No Special Employment Rights.  This Option will not confer upon the Optionee any right with respect to continuance of employment with the Company or a Subsidiary, nor will it interfere in any way with the right of the Optionee’s employer to terminate the Optionee’s employment at any time.

8. Rights as a Stockholder.  The Optionee shall have rights as a stockholder, such as voting and dividend rights, only with respect to shares of Common Stock acquired upon the exercise of this Option and not with respect to unexercised Option Shares.

9. Qualification under Section 422.  It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code.  Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any shares of Common Stock acquired upon exercise of the Option (the “Shares”) within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option.  If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.  In addition, no more than $100,000 of the aggregate fair market value of Option Shares granted under the Plan may become exercisable for the first time by the Optionee during any calendar year and be treated as incentive stock options under Section 422 of the Code.

10. Tax Withholding.  No later than the date as of which part or all of the value of any Common Stock received under the Option first becomes included in the Optionee’s gross income for federal tax purposes, the Optionee shall make arrangements with the Company in accordance with Section 11 of the Plan regarding the payment of any federal, state, or local taxes required to be withheld with respect to such income.

11. The Plan.  In the Event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

12. Miscellaneous. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BROOKTROUT, INC.

By:
Name:
Title:

Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

,
Optionee

Date:	Address: